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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS






The Board of Directors and Shareholders
The Santa Cruz Operation, Inc.:



We consent to incorporation by reference in the registration statement (No. 33-24913) on Form S-8 of The Santa Cruz Operation, Inc. of our reports dated October 22, 1997, relating to the consolidated balance sheets of The Santa Cruz Operation, Inc. and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1997 annual report on Form 10-K of The Santa Cruz Operation, Inc.




                                    /s/ KPMG Peat Marwick LLP
                                    --------------------------------


San Jose, California
December 18, 1997